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                                                                   Exhibit 10.32

June 6, 2000


Gentlemen:

     In connection with the assistance provided by Allen & Company Incorporated ("you" or variations thereof) to Synapse Group, Inc. (the "Company") and Jay Walker (collectively with the Company, "us" or variations thereof), with financial advisory and investment banking and related services with respect to Time Inc.'s investment in our Company, including related activities prior to this date, we agree that we will indemnify and hold harmless you and your affiliates, any director, officer, agent or employee of you or any of your affiliates and each other person, if any, controlling you or any of your affiliates (hereinafter collectively referred to as "you" and "your"), to the full extent lawful, from and against, and that you shall have no liability to us or our affiliates or security holders for, any losses, expenses, claims or proceedings including governmental inquiry, regulatory or administrative proceedings, or shareholder actions (hereinafter collectively referred to as "losses") (i) related to or arising out of (A) oral or written information provided by us, our employees or our other agents, and used by you in providing services pursuant to the engagement, or (B) other action or failure to act by us, our employees or our other agents or by you at our request or with our consent, or (ii) otherwise related to or arising out of such engagement or any transaction or conduct in connection therewith except that this clause (ii) shall not apply with respect to any losses to the extent that they are found by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or review to have resulted from your bad faith or gross negligence.

     In the event that the foregoing indemnity is unavailable to you for any reason other than your bad faith or gross negligence, we agree to contribute to any loss related to or arising out of such engagement or any transaction or conduct in connection therewith. For such losses referred to in clause (i) of the preceding paragraph, each of us shall contribute in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by you and by us from any transaction contemplated by the engagement; provided, however, that you shall not be responsible for any amounts in excess of the amount of the benefits received by you. For any other losses, or for losses referred to in clause (i) if the allocation provided by the immediately preceding sentence is unavailable for any reason, each of us shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each of us in connection with the statements, omissions or other conduct which resulted in such losses, as well as any other relevant equitable considerations. Benefits received (or anticipated to be received) by us shall be deemed to be equal to the aggregate cash consideration and value of securities or any other property payable, exchangeable or transferable in connection with any transaction contemplated by the engagement, and
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benefits received by you shall be deemed to be equal to the compensation payable by us to you in connection with such engagement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by us or other conduct by us (or our employees or other agents) on the one hand or by you (or your employees or other agents) on the other hand. You and we agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

     We agree that we will not, without the prior written consent of Allen & Company Incorporated (which will not be unreasonably withheld) settle any pending or threatened claim or proceeding related or arising out of such engagement or transactions or conduct in connection therewith (whether or not you are a party to such claim or proceeding) unless such settlement includes a provision unconditionally releasing you from and holding you harmless against all liability in respect of claims by any releasing party related to or arising out of such engagement or any transaction or conduct in connection therewith.
We will also promptly reimburse you for all expenses (including counsel fees) as they are incurred by you in connection with investigating, preparing or defending, or providing evidence in, any pending or threatened claim or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not you are a party to such claim or proceeding) or in enforcing this agreement ("Reimbursed Expenses"). You shall, however, repay to us all Reimbursed Expenses for any claim, proceeding or enforcement of this agreement in which any losses (as defined in the first paragraph of this letter) are found by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or review to have resulted from your bad faith or negligence.

     We may, at our sole expense and through counsel of our choice reasonably acceptable to you, litigate, defend or otherwise attempt to resolve the demand or proceeding underlying any indemnification matter, except that you shall have the right to participate therein, at your sole expense and through counsel of your choice. If we fail to assume and defend diligently in the proceeding or if you shall have defenses which are not available to us or shall be in conflict with us, then you shall have the right to assume such defense at our expense. You agree that you will not, without our prior written consent (which will not be unreasonably withheld) settle any pending or threatened claim or proceeding related to or arising out of such engagement or transactions or conduct in connection therewith unless such settlement includes a provision unconditionally releasing us from and holding us harmless against all liability in respect of claims by any releasing party related to or arising out of such engagement or transactions or conduct in connection therewith. In any event, we and you shall fully cooperate with each other and our respective counsel in the litigation, defense or other attempt to resolve such demand or proceeding, and shall make available to each other any books, records or other
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documents necessary or appropriate for such purpose, subject to the right of each party to protect reasonably, from disclosure, confidential business information.

     The foregoing agreement shall be in addition to any rights that you may have at common law or otherwise. This agreement shall remain in full force and effect following the completion or termination of such engagement.

     Our reimbursement, indemnity and contribution obligations set forth herein shall apply to any modification of the engagement and shall remain in full force and effect regardless of any termination of, or the completion of your services under or in connection with, this engagement.

                                        Very truly yours,

                                        SYNAPSE GROUP, INC.

/s/ Jay Walker                     By:  /s/ Douglas J. Alpuche
--------------                          ----------------------
Jay Walker                              Name:  Douglas J. Alpuche
                                        Title: EVP/CFO

Agreed:

ALLEN & COMPANY INCORPORATED


By: /s/ Kim Wieland
    ---------------
Name:  Kim Wieland
Title: Managing Director and
       Chief Financial Officer